Execution

AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

This Amendment, effective as of February 28, 2025 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (“State Street”), PIMCO VARIABLE INSURANCE TRUST (“PVIT”), and PIMCO EQUITY SERIES VIT (“PESVIT”), PVIT and PESVIT (each, a “Trust” and, together, the “Trusts”) entering into the Amendment on behalf of EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A hereto, as applicable, as such Schedule A may be amended from time to time (each such registered investment company, a “Fund” and, collectively, the “Funds”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement (defined below) and amendment described herein.

WHEREAS, State Street and PVIT entered into a Custody and Investment Accounting Agreement dated as of January 1, 2000, and amended through the date hereof (the “Agreement”);

WHEREAS, PESVIT was added as a party to the Agreement on March 30, 2010; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	PVIT and PESVIT enter into the Agreement on behalf of the Funds listed on Schedule A hereto, as it may be amended from time to time.

2.	Each Trust hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 2.A of the Agreement.

3.	State Street hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 2.B of the Agreement.

4.	State Street, each Trust, and each Fund hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement as applicable to such Party.

5.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

7.

Notice is hereby given that this instrument is executed on behalf of the Trusts by an officer of the Trusts as an officer and not individually and that the obligations imposed on the Trusts by this Amendment are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trusts.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

PIMCO VARIABLE INSURANCE TRUST

PIMCO EQUITY SERIES VIT

By:

Name: Joshua Ratner
Title: President

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Christy Strawbridge
Title:	Senior Vice President, Senior Managing Director

Amendment to Custody Agreement

Schedule A

To

Custody and Investment Accounting Agreement

Dated 01/01/2000

(Updated as of February 28, 2025)

 List of Funds of PIMCO Variable Insurance Trust (PVIT)

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset Portfolio	6880	8W1Y
PIMCO Balanced Allocation Portfolio	7879	8W21K
PIMCO Balanced Allocation Portfolio Equity Sleeve	16879	8W2L
PIMCO CommodityRealReturn® Strategy Portfolio	6881	8W1X
PIMCO Emerging Markets Bond Portfolio	688	8W1S
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) (f/k/a PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged))	687	8W1F
PIMCO International Bond Portfolio (Unhedged) (f/k/a PIMCO Foreign Bond Portfolio (Unhedged))	6877	8W2A
PIMCO Global Bond Opportunities Portfolio (Unhedged) (f/k/a PIMCO Global Bond Portfolio (Unhedged))	2680	8W1G
PIMCO Global Core Bond (Hedged) Portfolio (f/k/a PIMCO Global Advantage® Strategy Bond Portfolio)	6865	8W2E
PIMCO Global Diversified Allocation Portfolio	6855	8W3D
PIMCO Global Managed Asset Allocation Portfolio	6883	8W2B
PIMCO High Yield Portfolio	705	PC1L
PIMCO Income Portfolio	6834	8W1W
PIMCO Long-Term U.S. Government Portfolio	683	8W1N
PIMCO Low Duration Portfolio	685	8W1L
PIMCO Real Return Portfolio	691	8W1R
PIMCO Short-Term Portfolio	684	8W1J
PIMCO Total Return Portfolio	680	8W1A
PIMCO Dynamic Bond Portfolio (f/k/a PIMCO Unconstrained Bond Portfolio)	6876	8W2F

  List of Funds of PIMCO Equity Series VIT

Fund	PIMCO Account #	State Street Account #
PIMCO StocksPLUS® Global Portfolio	4957	8WEA